EXHIBIT 10.2

Kok Chee LEE

11-3- G Tkt Paya Terubung

11060 Paya Terubung

Pulau Pinang

Malaysia	January 17, 2018

Star Alliance International Corp

Penthouse 1-21-1, Suntech Penang Cybercity,

Lintang Mayang Pasir 3, Bayan Baru, 11950 Penang,

Malaysia

Dear Board of Directors,

I would like to inform you that I am resigning from my position as the Chief Executive Officer and Director of Star Alliance International Corp with immediate effect. Thank you for the opportunities you have provided me during my time with the company.

If I can be of any help after my resignation, please let me know.

Thanks.

Regards,

/s/Kok Chee LEE

Kok Chee LEE